                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

               CREDIT SUISSE ASSET MANAGEMENT
             STRATEGIC GLOBAL INCOME FUND, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                  April 17, 2000

TO THE SHAREHOLDERS OF CREDIT SUISSE ASSET MANAGEMENT
STRATEGIC GLOBAL INCOME FUND, INC. (THE FUND)

Dear Shareholder:

    At this year's Annual Meeting of Shareholders of the Fund, two opposing slates will be presented to the shareholders for election as directors: one slate is comprised of the four current directors of the Fund, while a second slate consists of Phillip Goldstein, a shareholder of the Fund, and three individuals hand-picked by him. For the reasons stated below, we strongly urge you to vote the enclosed WHITE proxy card in favor of the four current directors.

    You may have already received, or soon will receive, a proxy statement prepared by Mr. Goldstein in which he advances his arguments as to why he and his nominees deserve your vote. His principal complaint revolves around the Fund's 1999 rights offering and the widening of the discount at which the Fund's shares have traded, and he outlines various actions his nominees would consider to address the discount issue if elected. In deciding which slate to support, shareholders should keep in mind the following:

    - Under the Fund's current directors, one of whom has served since 1988 and two since 1990, the Fund has successfully pursued over the long term its investment objective of providing high current income to shareholders consistent with the preservation of capital. The chart below illustrates that an investor who acquired $10,000 of the Fund's shares ten years ago and who reinvested dividends and participated in the rights offering would have seen that investment grow to over $31,824 in market value by March 31 of this year.

      EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

03/30/1990  $10,000.00
04/30/1990  $10,106.04
05/31/1990   $9,917.29
06/29/1990  $10,469.28
07/31/1990  $10,576.99
08/31/1990  $10,383.74
09/28/1990   $9,109.53
10/31/1990   $9,214.48
11/30/1990   $9,951.00
12/31/1990  $10,065.77
01/31/1991  $10,341.88
02/28/1991  $11,108.20
03/28/1991  $11,558.53
04/30/1991  $12,014.85
05/31/1991  $12,648.19
06/28/1991  $12,439.55
07/31/1991  $13,427.61
08/30/1991  $13,912.30
09/30/1991  $14,053.83
10/31/1991  $13,839.64
11/29/1991  $14,337.60
12/31/1991  $15,029.25
01/31/1992  $14,818.30
02/28/1992  $15,154.94
03/31/1992  $16,427.96
04/30/1992  $16,781.45
05/29/1992  $17,523.06
06/30/1992  $16,160.76
07/31/1992  $17,294.45
08/31/1992  $16,466.83
09/30/1992  $16,215.98
10/30/1992  $14,766.08
11/30/1992  $15,705.22
12/31/1992  $15,503.87
01/29/1993  $16,396.70
02/26/1993  $17,161.48
03/31/1993  $17,517.53
04/30/1993  $17,458.80
05/28/1993  $17,821.61
06/30/1993  $17,760.51
07/30/1993  $18,559.71
08/31/1993  $18,502.19
09/30/1993  $18,225.09
10/29/1993  $18,381.58
11/30/1993  $16,752.35
12/31/1993  $16,975.71
01/31/1994  $17,421.36
02/28/1994  $16,850.13
03/31/1994  $16,502.58
04/29/1994  $16,384.90
05/31/1994  $16,498.33
06/30/1994  $16,613.38
07/29/1994  $16,495.16
08/31/1994  $16,138.08
09/30/1994  $15,775.67
10/31/1994  $15,407.94
11/30/1994  $16,004.89
12/30/1994  $16,004.89
01/31/1995  $16,486.94
02/28/1995  $16,853.17
03/31/1995  $16,973.55
04/28/1995  $17,093.02
05/31/1995  $17,463.73
06/30/1995  $17,330.52
07/31/1995  $17,450.37
08/31/1995  $17,829.21
09/29/1995  $17,951.51
10/31/1995  $18,336.48
11/30/1995  $18,461.75
12/29/1995  $18,725.49
01/31/1996  $19,396.41
02/29/1996  $19,806.61
03/29/1996  $19,143.15
04/30/1996  $19,289.82
05/31/1996  $19,161.80
06/28/1996  $19,586.56
07/31/1996  $19,736.63
08/30/1996  $20,443.61
09/30/1996  $20,591.83
10/31/1996  $20,458.84
11/29/1996  $20,895.43
12/31/1996  $20,762.74
01/31/1997  $21,614.54
02/28/1997  $22,355.45
03/31/1997  $21,624.61
04/30/1997  $22,378.15
05/30/1997  $22,836.63
06/30/1997  $23,449.66
07/31/1997  $23,914.67
08/29/1997  $23,771.50
09/30/1997  $24,703.99
10/31/1997  $24,879.37
11/28/1997  $25,372.08
12/31/1997  $25,392.95
01/30/1998  $26,402.82
02/27/1998  $26,745.38
03/31/1998  $26,766.95
04/30/1998  $27,114.23
05/29/1998  $26,647.13
06/30/1998  $26,341.22
07/31/1998  $26,362.06
08/31/1998  $21,852.84
09/30/1998  $23,388.75
10/30/1998  $23,417.59
11/30/1998  $24,130.38
12/31/1998  $23,983.01
01/29/1999  $24,504.88
02/26/1999  $23,300.35
03/31/1999  $24,217.80
04/30/1999  $24,783.77
05/28/1999  $25,171.67
06/30/1999  $26,115.21
07/30/1999  $26,508.34
08/31/1999  $25,793.25
09/30/1999  $22,463.34
10/29/1999  $27,918.53
11/30/1999  $27,445.38
12/31/1999  $27,480.14
01/31/2000  $29,085.98
02/29/2000  $30,711.39
03/15/2000  $31,288.23
03/31/2000  $31,824.25

    - In September 1997, the Board of Directors increased the Fund's monthly dividend rate by over 7%, from $0.0675 per share to $0.0725 per share, and has at all times since then maintained that dividend rate.

    - The Fund's current Directors as a group own in excess of 14,000 shares of the Fund's common stock, and thus their personal interests are aligned with those of the shareholders. The Board of Directors notes that two of Mr. Goldstein's nominees do not own any shares of the Fund.

    - Of the shares of the Fund beneficially owned by Mr. Goldstein as of March 27, 2000, substantially all were purchased on or after October 29, 1999, when the Fund's shares traded at a substantial discount to net asset value, including 92% which were purchased on October 29, 1999 when the closing sales price of the Fund's shares represented a discount of 15.95% to net asset value.

    - The actions that Mr. Goldstein and his nominees might consider to address the discount issue, such as self-tenders or converting the Fund to an open-end fund (i.e., a fund that stands ready to redeem shares at any time at net asset value) may well jeopardize the ability of the Fund to preserve its current dividend policy and otherwise could have significant adverse effects on the Fund. For example:

        - converting the Fund to an open-end fund or conducting self-tenders for the Fund's shares could cause a substantial decline in the Fund's size and a loss of economies of scale, with a corresponding increase in the Fund's expense ratio, since fixed expenses would be spread across a smaller asset base.

        - Substantial redemptions or share repurchases would likely also require the Fund to sell portfolio securities and incur increased transaction costs in order to raise the cash necessary to fund such redemptions or repurchases.

        - The cash reserves required to meet anticipated redemptions in an open-end format when net redemptions are expected typically will be invested in lower-yielding assets, thus negatively impacting the Fund's return. The need to maintain such reserves could reduce the Fund's investment flexibility and prevent the Fund from taking advantage of attractive investment opportunities when they occur, thus adversely affecting long term portfolio management.

ALL OF THESE FACTORS COULD RESULT IN LOWER DIVIDENDS BEING PAID ON THE FUND'S SHARES.

    The Fund's directors are concerned about the discount at which the Fund's shares trade, and monitor this situation closely. The Fund's shareholders should understand, however, that the widening of the discount in the last year has been the unfortunate experience of high-yield closed-end funds generally. To illustrate, in January 1999 the funds included in the Lipper High Current Yield Fund category (eight in number) were trading at an average premium to net asset value of 7.21%. By July this figure had surged to a yearly high of a 13.36% premium, but by December of 1999 had slipped all the way to a 10.36% DISCOUNT. It is too early to tell whether this is a temporary phenomenon or reflective of a more fundamental shift in the market, but the current Board is prepared to address the discount issue in a prudent and responsible fashion without at the same time jeopardizing the Fund's dividend policy.

ACCORDINGLY, THE BOARD OF DIRECTORS, INCLUDING THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS IN PROPOSAL 1.

Very truly yours,

Enrique R. Arzac
Lawrence J. Fox
James S. Pasman, Jr.
William W. Priest, Jr.

                                   IMPORTANT

1. Be sure to vote only the WHITE proxy card. We urge you not to sign any GREEN proxy card which is sent to you by Phillip Goldstein. Remember, each properly executed proxy you submit revokes all prior proxies.

2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote on the WHITE card "FOR" proposals 1 and 2.

3. If you have any questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                   GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
                         Call Toll-Free (800) 223-2064

                                     PROXY

                         CREDIT SUISSE ASSET MANAGEMENT
                       STRATEGIC GLOBAL INCOME FUND, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



    The undersigned hereby appoints Michael A. Pignataro and Hal Liebes as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side and in accordance with their judgment on such other matters as may properly come before the meeting or any adjournments thereof, all shares of Credit Suisse Asset Management Strategic Global Income Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the annual meeting of stockholders on Monday, May 8, 2000, and at any adjournment thereof.


              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

---------------                                               ---------------
  SEE REVERSE             CONTINUED AND TO BE SIGNED            SEE REVERSE
     SIDE                       ON REVERSE SIDE                    SIDE
---------------                                               ---------------

/ X / Please mark your votes as in this example.

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1
                             AND "FOR" PROPOSAL 2.
     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

1. ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS:
   Nominees:   (01) Enrique R. Arzac, (02) Lawrence J. Fox,
               (03) James S. Pasman, Jr., (04) William W. Priest, Jr.

 / /  FOR all nominees listed above (except as marked to the contrary above)

 / /  WITHHOLD AUTHORITY to vote for all nominees listed above

 (Instruction: To withhold authority for any individual nominee, strike a line through such individual's name above.)

2. TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE FUND FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                     FOR           AGAINST           ABSTAIN
                   /     /         /     /           /     /


Mark Here for Address Change and Note at Left.  /   /

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

When shares are held by joint tenants, both should sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:________________________________________________________________, 2000

Signature:_________________________________________________________________

Signature:_________________________________________________________________